Exhibit 10.2

EXHIBIT B-1

ALLONGE

This Allonge is made to that Incremental Note, certificate A-1, (the “Note”), in the original principal sum of seventeen million five hundred thousand dollars ($17,500,000) issued by Pareteum Corporation, a Delaware corporation, in favor of High Trail Investments SA LLC, a Delaware limited liability company, under that certain Senior Secured Convertible Note due 2025, dated June 8, 2020, which has previously been amended by that certain Amendment to Senior Secured Convertible Note Due 2025, dated as of July 18, 2020, that certain Forbearance Agreement dated as of November 30, 2020, that certain Forbearance Agreement dated as of May 20, 2021, and that certain Amendment No. 4 to Senior Secured Convertible Note Due 2025 dated as of June 18, 2021, each between Pareteum Corporation and High Trail Investments SA LLC.

Pay to the order of Circles MVNE Pte. Ltd., WITHOUT REPRESENTATION, WARRANTY OR RECOURSE WHATSOEVER, except as expressly set forth in the Note Sale Contract dated as of April 25, 2022, made and entered into by and between the undersigned, as seller, and Circles MVNE Pte. Ltd., as purchaser and acknowledged and agreed to by Pareteum Corporation, as issuer.

Dated as of April 25, 2022

HIGH TRAIL INVESTMENTS SA LLC

By:	/s/ Eric Helenek
Name: Eric Helenek
Title: Authorized Signatory